Exhibit 10.7


                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT is made and entered into as of 9 May, 2002 between Chaparral Resources, Inc., a corporation organized and existing under the laws of the State of Delaware ("Buyer") and Dardana Limited ("Seller"), a company organized and existing under the laws of the Cayman Islands. Buyer and Seller are hereinafter collectively referred to as the "Parties" and individually as a "Party".

     WHEREAS, Buyer holds record title for Seller, and Seller owns the beneficial interest in, one hundred percent of the issued and outstanding stock ("MTI Stock") representing all of the equity of Korporatsiya Mangistau Terra International ("MTI"), a corporation organized under the laws of the Republic of Kazakhstan; and

     WHEREAS, Buyer wishes to purchase Seller's beneficial interest in the MTI Stock from Seller and Seller wishes to sell its beneficial interest in the MTI Stock to Buyer in accordance with the terms and conditions of this Agreement; and

     NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

Section 1. Definitions

1.1  "Buyer" has the meaning set forth in the preface to this Agreement.

1.2  "Closing" has the meaning set forth in Section 2.3 below.

1.3  "Closing Date" has the meaning set forth in Section 2.3 below.

1.4  "KKM" means Closed Joint Stock Company Karakudukmunai.

1.5 "KKM Interest" means ten percent (10%) of the issued and outstanding capital stock of KKM.

1.5  "Knowledge" means actual knowledge after due inquiry.

1.6 "MTI Stock" has the meaning set forth in the preface to this Agreement and "MTI Stock Purchase Agreement" means the Stock Purchase Agreement dated _________, 2000, including any amendments thereto, relating to the purchase of the stock of MTI by Seller from the Persons identified on a schedule of Sellers attached thereto.

1.7  "Party or Parties" has the meaning set forth in the preface above.

1.8 "Person" means an individual, a partnership, a corporation, an association, a joint venture, a trust, or an unincorporated association.

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1.9  "Purchase Price" has the meaning set forth in Section 2.2.1 below.

1.10 "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

1.11 "Seller" has the meaning set forth in the preface to this Agreement.

1.12 "Transaction" shall mean the acquisition by Buyer of the MTI Stock.

Section 2. The Transaction

2.1 Basic Transaction. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller all of Seller's beneficial interest in _______ shares of MTI Stock, which constitutes one hundred percent (100%) of the issued and outstanding equity of MTI.

2.2  Purchase Price. At the Closing, Buyer agrees to:

     (a) pay to Seller as consideration for the MTI Shares one million two hundred thousand US dollars (US$1,200,000) (the "Purchase Price); and

     (b) assume Seller's obligation to cause to be issued to NK Cayman Limited one million (1,000,000) shares of Buyer's common stock.

2.3 The Closing. Unless sooner terminated in accordance with the provisions of this Agreement, the closing of the Transaction contemplated by this Agreement (the "Closing") shall take place on __________, 2002 (the "Closing Date") or as otherwise agreed by the Parties. The Closing shall occur at such place and in such manner as may be agreed by the Parties

2.3  Deliveries at Closing.

     At the Closing:

          2.4.1 Seller will deliver to Buyer, or to Buyer's designee, a bill of sale and other appropriate documentation by which Seller transfers to Buyer, or Buyer's designee, all of Seller's beneficial interest in the MTI Stock representing one hundred percent (100%) of the total outstanding equity interest in MTI. Both parties acknowledge that Buyer has previously been registered in the MTI shareholder's register as the record title holder of the MTI Stock and no further action is required in connection with the registration of Buyer as the record owner of the MTI Stock.

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          2.4.2 Seller shall deliver the resignations, effective as of the
          Closing Date, of all of the officers and directors of MTI.

Section 3. Representations and Warranties of the Seller.

     Seller represents and warrants to Buyer that to the best of Seller's knowledge the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date; provided, however, that the warranties and representations set forth herein shall not survive the Closing Date and Seller shall have no liability to Buyer under the agreements, representations and warranties of Seller hereunder after the Closing Date.

     3.1 Seller is duly organized, validly existing and in good standing under the laws of the Cayman Islands. SELLER is duly authorized to conduct business in each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     3.2 Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder including without limitation, the obligation to sell and deliver its beneficial interest in the MTI Stock to Buyer. This Agreement constitutes the valid and legally binding obligation of Seller and is enforceable in accordance with its terms and conditions, subject as to enforcement to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     3.3 Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, license or other restriction of any government, governmental agency, or court to which Seller is subject, or (b) conflict with any provision of the charter or bylaws of Seller, or (c) conflict with or constitute a default under any agreement to which Seller is a party.

     3.4 Seller owns the beneficial ownership all of the MTI Stock. Such beneficial ownership is free and clear of any restrictions on transfer, taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Seller is not a party, either directly or indirectly, to any option, warrant, purchase right, or other contract or commitment that could require it to sell, transfer, or otherwise dispose of any capital stock of MTI (other than this Agreement).

Section 4. Representations and Warranties of BUYER.

     Buyer represents and warrants to Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date; provided, however,

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     that the warranties and representations set forth herein shall not survive the Closing Date and Buyer shall have no liability to Seller under the agreements, representations and warranties of Buyer hereunder after the Closing Date.


     4.1 BUYER is duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 Authorization. BUYER has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of BUYER, enforceable in accordance with its terms and conditions, subject as to enforcement to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, license or other restriction of any government, governmental agency, or court to which Buyer is subject, or
     (b) conflict with any provision of its charter or bylaws, or (c) conflict with or constitute a default under any agreement to which Buyer is a party.

5. Conditions to Obligation to Close:

     5.1 Obligation of the Seller to Close

     The obligation of the Seller to consummate the transactions to be performed by Seller in connection with the Closing is subject to satisfaction of the following conditions:

     5.1.1 The representations and warranties of BUYER set forth in section 4 above shall be true and correct in all material respects at and as of the Closing Date.

     5.1.2 Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

     5.1.3 Buyer shall have provided Seller with evidence that one million (1,000,000) shares of Buyer's common stock US$.0001 par value have been issued to NK Cayman Limited.

5.2 Obligation of Buyer to Close

     The obligation of Buyer to consummate the transaction to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

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     5.2.1 The representations and warranties of each of the Seller set forth in section 3 above shall be true and correct in all material respects at and as of the Closing Date.

     5.2.2 Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

     5.2.3 Buyer shall have received the resignations of all of the officers and directors of MTI.

     5.2.4 Buyer and Central Asian Industrial Holdings, NV ("CAIH") shall have consummated the closing of the investment and financing arrangements pursuant to an agreement between Buyer and CAIH dated ______, 2002.

Section 6. Remedies for Breaches of this Agreement

     6.1 No Survival of Representations and Warranties. None of the representations and warranties of Seller and Buyer shall survive Closing Date or have any force and effect thereafter.

Section 7. Miscellaneous

     7.1 Press Releases. A Party may make such public announcement of the Closing of this Agreement as may be required under applicable securities and disclosure laws. The disclosing Party shall use its best efforts to provide the other Party with a copy of such press release or other public announcement prior to such release or announcement being made, and shall refrain from making any statement that may be deemed to be harmful or prejudicial to the other Party.

     7.2 No Third Party Beneficiary. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except that Buyer shall be permitted to assign its rights hereunder to an affiliate and any such assignee shall be a third party beneficiary and entitled to enforce this Agreement with respect to all of the obligations and agreements of Seller. The Seller shall not be permitted to assign this Agreement or any of its rights hereunder.

     7.3 Entire Agreement. This Agreement (including all Exhibits hereto) embodies the entire agreement and understanding among the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations, representations and discussions whether verbal or written, of the parties hereto.

     7.4 Amendments. No provision of this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing signed by the Party or Parties against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

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     7.5 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed shall be considered an original, and when taken together shall constitute but one and the same instrument, and any of the Parties hereto may execute this Agreement by signing any such counterpart.

     7.7 Expenses. Except as otherwise provided herein, each of the Parties will bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

     7.8 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.9 Successors and Assigns. The provisions of this Agreement shall be binding upon the successors or permitted assigns of the Parties.

     7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.




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IN WITNESS WHEREOF, The Parties hereto have executed this Agreement as of the date first above written.

Chaparral Resources Inc.

By: /s/  James A. Jeffs
   ----------------------------
James A. Jeffs
Co-Chairman


Dardana Limited

By: /s/  Laura Garza
    ---------------------------
Authorized Officer and
Assistant Secretary


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